Exhibit 99.1

Electric Last Mile Solutions Announces Leadership Transition and Financial Update

ELMS Board Member Shauna McIntyre Named Interim CEO and President;
Brian Krzanich, ELMS Board Member and CEO of CDK Global, to Serve as Non-Executive Chairman of the Board

Transition Follows Resignation of CEO and President James Taylor and Chairman Jason Luo

Company Advises Non-Reliance on Financial Statements, Which Will be Restated

TROY, Mich., February 1, 2022 – Electric Last Mile Solutions, Inc. (Nasdaq: ELMS; ELMSW) (“ELMS” or “the Company”), a pioneer of electric and intelligent mobility solutions for commercial vehicle customers, today announced that Shauna McIntyre, a member of the Company’s Board of Directors, has been appointed as Interim Chief Executive Officer and President, succeeding James Taylor, who has resigned from his role as Chief Executive Officer and a member of the Board.  In addition, Brian Krzanich has been appointed Non-Executive Chairman of the Board, replacing Jason Luo, who has also resigned from his position as Executive Chairman of the Board. The departures follow an investigation conducted by a Special Committee of the Board of Directors (the “Special Committee”).

Ms. McIntyre most recently served as President of Ouster Automotive, following over 25 years working with automotive OEMs. Previously, she served as CEO of Sense Photonics, Inc., a 3D vision company building high-performance, mass manufacturable LiDAR solutions for next-generation transportation needs. Prior to that, she led Google’s automotive services program, where she supported the release of certain Google products, including Google Maps, into automakers’ new vehicle models. During her earlier years at Google she served as Chief of Staff for Google’s consumer electronics division, which combines the best of Google AI, software, and hardware. Ms. McIntyre earlier led the U.S. New Mobility Practice for management consulting firm, Egon Zehnder, and was VP of Honeywell’s Commercial Vehicle Turbocharger platform. She began her career at Ford, where she automated manufacturing plants overseas and led final assembly production, and later joined McKinsey & Company as a management consultant. Since 2019, she has served on the Board of Directors of Lithia Motors, one of the largest providers of personal transportation solutions in the U.S.

“We are grateful to have Shauna as Interim CEO of ELMS,” said Brian Krzanich, Non-Executive Chairman of the Board. “She is a proven leader and seasoned industry executive with operating experience at the intersection of technology and mobility. The Board is confident Shauna will ensure a smooth transition, effectively manage the business, and help chart a path forward.”

Shauna McIntyre added, “I am honored to serve as ELMS Interim CEO and look forward to continuing to work with the Board, leadership, and entire team as we transform commercial fleets into connected, clean energy vehicles. Importantly, Brian, the full Board and I want to assure all of our stakeholders, including customers, suppliers, investors and employees, of our continued focus and dedication to the Company’s ongoing business and mission.”

On November 25, 2021, the Company’s Board formed an independent Special Committee to conduct an inquiry into certain sales of equity securities made by and to individuals associated with the Company, the legal, disclosure and tax consequences of those transactions, and other issues that arose in connection those sales.  Based on the Special Committee’s investigation, the Company has concluded that in November and December 2020, shortly before the Company’s December 10, 2020 announcement of a definitive agreement for a business combination with Forum Merger III Corporation, certain Electric Last Mile Inc. executives purchased equity in the Company at substantial discounts to market value without obtaining an independent valuation.  Mr. Taylor purchased equity in these transactions. Mr. Luo participated in these and other transactions and directly or indirectly purchased and sold equity in such transactions.

In addition, on January 26, 2022, on the basis of the Special Committee investigation, the Board concluded that the Company’s previously issued consolidated financial statements should be restated and, therefore, should no longer be relied upon. The financial statements in question cover the period as of December 31, 2020, the period from August 20, 2020 (inception) through December 31, 2020, the six months ended June 30, and the nine months ended September 30, 2021. In connection with this conclusion, the Company, together with its advisors, is evaluating the accounting and treatment of certain equity issuances to executive officers.  Although the Company cannot, at this time, estimate when it will file its restated financial statements for such periods, it is diligently pursuing completion of the restatement, including with respect to an evaluation of the Company’s financial statement reserves for tax payments and contingencies.

The Company expects to report on a preliminary, unaudited basis that it had approximately $132.0 to $142.0 million in cash and cash equivalents, which includes $25.0 to 30.0 million of restricted cash, as of December 31, 2021.

Mr. Taylor and Mr. Luo will maintain consulting roles with the Company to help ensure that ELMS continues to deliver on its development and sales pipelines.

About Electric Last Mile Solutions, Inc.

Electric Last Mile Solutions, Inc. (Nasdaq: ELMS; ELMSW) is focused on defining a new era in which commercial vehicles run clean as connected and customized solutions that make our customers’ businesses more efficient and profitable. ELMS is headquartered in Troy, Michigan. For more information, please visit www.electriclastmile.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to its management transition, timeline for restatement of its financial statements, and anticipated cash position for the year ended December 31, 2021. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the inability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition and the ability of the Company to grow and manage growth profitably and retain its key employees; (2) changes in applicable laws or regulations; (3) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (4) the impact of COVID-19 on the Company’s business; (5) any delays the Company may experience in realizing its projected timelines and cost and volume targets for the production, launch and ramp up of production of the Company’s vehicles and the modification of its manufacturing facility; (6) the ability of the Company to obtain customers, obtain product orders, and convert its non-binding pre-orders into binding orders or sales; (7) the Company’s ability to implement its business plans and strategies; and (8) other risks and uncertainties described in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 and in the Company’s other filings with the Securities and Exchange Commission, including the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, and in the Company’s future filings with the Securities and Exchange Commission. Some of these risks and uncertainties may in the future be amplified by the COVID-19 outbreak and there may be additional risks that the Company considers immaterial or which are unknown. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Contacts

Media: elms-svc@sardverb.com

Investor Relations: IR@electriclastmile.com